Exhibit 10.2

IMMUNOME, INC.

CONSULTING AGREEMENT

CONSULTING AGREEMENT (“Agreement”) effective as of January 2, 2024 (the “Effective Date”) between Immunome, Inc., a Delaware corporation (the “Company”), and the undersigned consultant to the Company (the “Consultant”).

Background:

The parties wish to enter into this Agreement to set forth the basis on which the Consultant will perform consulting services for the Company and with respect to other matters related to the engagement, all as set forth more fully in this Agreement.

Terms:

NOW, THEREFORE, in consideration of the promises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

1.             Engagement.

(a)             Services. The Company hereby engages the Consultant as a consultant to the Company and the Consultant hereby accepts this engagement. From time to time, the Company may wish for the Consultant to perform certain services for the Company (the “Services”). All of the Services shall be specified in a task order as agreed upon and executed by the parties hereto from time to time, the form of which is attached as Exhibit A (each, a “Task Order”). There will be no limit to the number of Task Orders that may be entered into pursuant to this Agreement, and each Task Order is incorporated in this Agreement by this reference and be subject to the terms and conditions of this Agreement. This Agreement shall prevail in the event of a conflict between any term of this Agreement and any term of a Task Order, except to the extent explicitly stated in the applicable Task Order. The Consultant shall: (1) perform the Services in a timely and professional manner; (2) use diligent efforts consistent with good business practices in performance of the Services; and (3) comply with all applicable laws, regulations, industry standards and governmental requirements in connection with this Agreement.

(b)             Nature of Relationship; No Binding Authority. The Consultant will set the Consultant’s own schedule and hours for performance of the Services, but as necessary to achieve the agreed upon results within the applicable timeframes in this Agreement or otherwise agreed to in writing by the parties. The Consultant shall control the manner, method and sequence that the Services are performed, and the Company will not control the manner and method by which the Consultant renders services pursuant to this Agreement. It is the duty of the Consultant to obtain and continue to acquire on the Consultant’s own all the skills, instruction and training needed to perform the services pursuant to this Agreement. The Consultant has no authority and shall not hold the Consultant out as having any authority to make any contract or representation or to assume, create or incur any obligation or liability of any kind, express or implied, on behalf of the Company.

2.             Consulting Period.

(a)            Term. The term of this Agreement, and the Consultant’s engagement under this Agreement, will commence on the Effective Date and will continue until April 5, 2024 (the “Consulting Period”), subject to sooner termination pursuant to Section 2(b).

(b)            Termination. The Company or the Consultant may terminate the Consulting Period at any time, for any reason, upon 10 days’ advance written notice to the other party; provided, that any termination by the Company for Cause shall not require any such advance written notice.

(c)            Effect of Termination. Section 4 through Section 17 shall survive the expiration or sooner termination of the Consulting Period. Upon expiration or sooner termination of the Consulting Period, neither party shall have any further obligation or liability under this Agreement, except: (i) that the Company shall remain obligated in accordance with this Agreement for any consulting fees accrued and any reimbursable expenses incurred by the Consultant prior to such date as and when payable, (ii) the parties’ obligations under Section 4 through Section 17, which survive termination pursuant to the immediately preceding sentence, and (iii) as set forth in the next two sentences. In addition, upon expiration or sooner termination of the Consulting Period, the Consultant shall promptly deliver to the Company all documents and other materials and property of any nature belonging to or pertaining to the Company, and shall not use any such documents, materials and property for any purpose. In addition, in the event of any termination of the Consulting Period by the Company prior to April 5, 2024 other than for Cause (defined below), that portion of any outstanding stock options that would have vested pursuant to Section 3(c) below had Consultant remained engaged through April 5, 2024 will be immediately vested and exercisable upon such termination. As used in this Agreement, “Cause” means the breach by the Consultant of the Separation Agreement (defined below), the breach by the Consultant of any provision of this Agreement that is not cured within 10 days of written notice thereof by the Company to the Consultant, or the Consultant’s gross negligence or willful misconduct.

3.             Compensation; Expenses.

(a)            Compensation. The Company shall pay the Consultant for the Services in accordance with the applicable Task Order. The Consultant shall submit an invoice to the Company on or before the fifth day of each calendar month which reflects a detailed description of the Services provided by the Consultant during the immediately preceding calendar month. Amounts due and payable under each invoice shall be paid by the Company within 30 days after its receipt thereof, subject to the Company’s right to dispute any invoice, or applicable portion, in good faith. Invoices shall be submitted to accounting@immunome.com.

(b)            Expenses. The Consultant shall be responsible for any and all expenses incurred in connection with the Services and shall not be reimbursed by the Company for any expenses incurred; provided, however, that the Company shall reimburse the Consultant for travel-related expenses (i.e., airfare, lodging, rental cars, meals) incurred by the Consultant, and for any other expenses that are necessary for Consultant to incur in order to perform the Services, but only upon prior written approval from the Company and subject to the Consultant’s provision of appropriate expense documentation in accordance with the Company’s policies.

(c)            Vesting. As per (and subject to) the Separation Agreement entered into between the parties contemporaneously herewith (the “Separation Agreement”), vesting of the outstanding stock options granted to the Consultant shall continue in accordance with the Consultant’s applicable option award agreements and the 2020 Equity Incentive Plan, as amended (the “Plan”), as long as the Consultant is engaged hereunder. In addition, after the termination of the Consulting Period for any reason, Consultant shall have the time periods set forth in the Separation Agreement to exercise vested options.

(c)            Entire Compensation. The compensation provided for in this Section 3 and the applicable Task Order shall constitute full payment for the Services. The Consultant agrees and understands that, for the Services, the Consultant is not entitled to and has not been promised any compensation, benefits, equity or payments of any kind that are not specifically stated in this Agreement.

4.             Confidentiality; Non-Use and Non-Disclosure.

(a)            Confidentiality and Non-Use Obligations. The Consultant acknowledges that, in the course of performing the Services, the Consultant may obtain knowledge of the Company’s inventions, discoveries, know-how, trade secrets, business plans, products, processes, software, formulas, methods, models, prototypes, materials, disclosures, customers, collaborators, contractor and supplier lists, names and positions of employees and/or other proprietary and/or confidential information (collectively, the “Confidential Information”). The Consultant shall keep the Confidential Information secret and confidential and shall not publish, disclose or divulge any Confidential Information to any other person, or use any Confidential Information for the Consultant’s own benefit or to the detriment of the Company, or for any purpose other than as necessary to perform the Services, without the prior written consent of the Company, whether or not such Confidential Information was discovered or developed by the Consultant. The Consultant also agrees not to divulge, publish or use any proprietary and/or confidential information of others that the Company is obligated to maintain in confidence.

(b)            Exclusions. The restrictions on use and disclosure of the Confidential Information set forth in this Agreement shall not apply to any portion of the Confidential Information that: (1) is at the time of disclosure or thereafter becomes generally available to the public other than as a result of an act or omission of the Consultant; (2) was known to or in the possession of the Consultant immediately prior to the date of this Agreement as evidenced by the Consultant’s records at such time; or (3) is independently developed or acquired by the Consultant without use of or reference to the Confidential Information, as evidenced by the Consultant’s records.

(c)            Nonpublic Information. The Consultant acknowledges that the Consultant is aware that the Confidential Information may include material non-public information about the Company and that United States securities laws may prohibit any person who has received from an issuer material non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

5.             Company Inventions.

(a)            Company Ownership; Assignment. The Consultant acknowledges that all original works of authorship which are made by the Consultant (solely or jointly with others) within the scope of the Consultant’s service to the Company and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101). To the extent not already owned by the Company (such as in the case of “works made for hire”), the Consultant hereby assigns to the Company all the Consultant’s right, title and interest in and to any and all Company Inventions (defined below). The term “Company Inventions” shall mean all developments, know-how, discoveries, concepts, ideas, formulae, processes, methods, trade secrets, works of authorship, inventions, improvements and other innovations (whether eligible for patent, copyright, trademark, trade secret or not) made, created, discovered, invented, received, conceived, reduced to practice, acquired or written by the Consultant that (i) relate to the Company’s business or proposed business or field of interest with respect to which the Consultant renders services to the Company or in which the Company is engaged at any time during the time that the Consultant renders services to the Company or (ii) are otherwise made through the use of the Company’s time, facilities or other property.

(b)            Power of Attorney. If the Company is unable, after reasonable effort, to secure the signature of the Consultant on any application for patent, copyright, trademark or other analogous registration or other documents regarding any legal protection relating to a Company Invention, whether because of such person’s physical or mental incapacity or for any other reason whatsoever, the Consultant and such other person each hereby irrevocably designates and appoints each of the officer(s) and director(s) of the Company as such person’s agent and attorney-in-fact, to act for and in such person’s behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright, trademark or other registrations or any other legal protection thereon with respect to a Company Invention with the same legal force and effect as if executed by such person.

(c)            Company Documentation. The Consultant agrees to keep and maintain adequate and current records of all Confidential Information and Company Inventions, which records shall be available to and remain the sole property of the Company at all times. The Consultant agrees to promptly disclose in writing to the Company all Company Inventions. When the Consulting Period expires or sooner terminates and/or at the Company’s earlier request, the Consultant will deliver to the Company any and all property of the Company including, but not limited to, all written or otherwise tangible documentation representing or embodying Company Inventions or Confidential Information, including all drawings, notes, memoranda, specifications, devices, formulas, records, documents, computer software and data files, data compilations, and other written materials obtained during the course of the Services, together with all copies thereof, including electronic media containing any of those items.

(d)            Trade Secrets. The Defend Trade Secrets Act of 2016 (the “Act”) provides that: an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (A) is made – (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Act further provides that: an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

6.             No Conflicting Activities; Nonsolicitation.

(a)            No Conflicting Activities. During the Consulting Period, the Consultant agrees that the Consultant will not, either directly or indirectly through a third party, engage in any other business activity that would conflict with the Consultant’s obligations under this Agreement.

(b)            Nonsolicitation. The Consultant agrees that, during the Consulting Period and through the one-year anniversary of the Effective Date, the Consultant shall abide by Section 5 of the Employee Confidential Information, Inventions, Non-Soliciation and Non-Competition Agreement executed by Consultant on November 12, 2020.

7.             Injunctive Relief. The Consultant acknowledges that the Consultant’s compliance with this Agreement is necessary to protect the good will and other proprietary interests of the Company and that the Consultant has been and will be entrusted with highly confidential information regarding the Company and its technology and is conversant with the Company’s affairs, its trade secrets and other proprietary information. The Consultant acknowledges that a breach of this Agreement may result in irreparable and continuing damage to the Company for which there may be no adequate remedy at law. The Consultant agrees that, in the event of any breach of this Agreement, the Company and its successors and assigns shall be entitled to seek injunctive relief and to such other and further relief as may be proper.

8.             Certain Representations, Warranties and Agreements of the Consultant. The Consultant hereby represents and warrants to the Company that: (a) neither this Agreement nor the performance thereof will conflict with or violate any obligation of the Consultant or right of any third party; (b) the Consultant is not: (i) an individual who has been debarred by the U.S. Food and Drug Administration (the “FDA”) pursuant to 21 U.S.C. 335a (a) or (b) (a “Debarred Individual”) from providing services in any capacity to a person that has an approved or pending drug product application, or (ii) an employer, employee or partner of a Debarred Individual; and (c) the Consultant has no knowledge of any circumstances that may affect the accuracy of the foregoing warranties and representations, including, but not limited to, FDA investigation of, or debarment proceedings against, the Consultant or any person or entity performing services or rendering assistance relating to activities taken pursuant to this Agreement.

9.             Supersedes Other Agreements. This Agreement supersedes and is in lieu of any and all other arrangements between the Consultant and the Company regarding the subject matter hereof, but shall not supersede any existing confidentiality, nondisclosure or invention assignment agreements between the Consultant and the Company, nor shall this Agreement supersede or adversely affect the Separation Agreement.

10.           Independent Contractor. The parties intend that the Consultant shall render services hereunder as an independent contractor. Nothing herein shall be deemed to create an employer-employee relationship between the Company and the Consultant. The Consultant acknowledges that the Consultant will not be treated as an employee of the Company for purposes of employment taxes, federal and state income tax withholding, social security taxes, city and county taxes, employee benefit provisions, workers’ compensation and state and federal unemployment compensation. The Consultant is solely responsible for the payment of federal self-employment and all other federal, state and local taxes and agrees to defend, indemnify and hold harmless the Company for the Consultant’s non-payment of such taxes on a timely basis. The Consultant shall not be eligible for any Company-paid benefits, including medical, disability or other insurance, vacation, holiday or sick pay, or any other compensation or consideration commonly known as fringe benefits. The Company may use and authorize the use of the Consultant’s name, likeness and biographical information in promotional materials, websites and the like.

11.           Indemnification Agreement. The Consultant shall have all of the rights of indemnification set forth in the Indemnification Agreement dated April 19, 2021 between the Consultant and the Company (“IA”) in the event of any Proceeding (as defined in the IA) arising out of the Consultant’s provision of Services under this Agreement to the same extent as if the Consultant were an employee of the Company. Accordingly, the Consultant’s engagement under this Agreement shall be deemed to be Corporate Status within the meaning of the IA. Nothing in this Section 11 shall limit, supersede, reduce or otherwise affect any other rights of indemnification that the Consultant may have from any other source.

11.          Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

12.          Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

13.          Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, excluding that body of law known as choice of law, and shall be binding upon the parties hereto in the United States and worldwide.

14.          Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. Neither this Agreement nor any rights or obligations of the Consultant hereunder may be assigned, delegated, subcontracted or otherwise transferred by the Consultant without the prior written consent of the Company, and any attempt by the Consultant to do so without such consent is null and void.

15.          Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed email; addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

If to the Company:

Immunome, Inc.

665 Stockton Drive

Suite 300

Exton, PA 19341

Attention: Chief Executive Officer

If to the Consultant, at the address set forth on the signature page.

Any party may from time to time change such party’s address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

16.           Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or such party’s duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

17.           Counterparts; Electronic Transmission. This Agreement may be executed by the parties on separate counterparts, both of which shall be an original and both of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. In the event that any provision of this Agreement is determined to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

(Signature page follows.)

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

IMMUNOME, INC.

By:	/s/ Clay Siegall
Name: Clay Siegall, PhD
Title: CEO

CONSULTANT

Corleen Roche
Consultant Name (print above)

/s/ Corleen Roche
Consultant Signature (sign above)

Consultant’s Address:

1013 Brushtown Road
Ambler, PA 19002

EXHIBIT A

TASK ORDER #1

This Task Order (this “Task Order”) is entered into on _______ under the Consulting Agreement dated January 2, 2024 (the “Consulting Agreement”) between Immunome, Inc. (the “Company”) and Corleen Roche (the “Consultant”). The terms and conditions of the Consulting Agreement are hereby incorporated herein by reference. In the event of a conflict between any provision of the Consulting Agreement and any provision of this Task Order, the terms of the Consulting Agreement shall prevail, unless this Task Order expressly references the specific provision in the Consulting Agreement to be modified by this Task Order. All capitalized terms that are used but not defined in this Task Order shall have the respective meanings given to them in the Consulting Agreement.

1.             Description of Services.

2.             Term of Task Order.

3.             Fee and Payment Schedule.

4.             Additional Provisions/Modifications to Consulting Agreement.

(Signature page follows.)

A- 1

IN WITNESS WHEREOF, the parties hereto have duly executed this Task Order as of the date hereof.

IMMUNOME, INC.		CONSULTANT

By:	/s/ Clay Siegall	Corleen Roche
	Name: Clay Siegall, PhD	Consultant Name (print above)
Title: CEO
/s/ Corleen Roche
Consultant Signature (sign above)

A- 2

TASK ORDER #1

This Task Order (this “Task Order”) is entered into on January 2, 2024 under the Consulting Agreement dated January 2, 2024 (the “Consulting Agreement”) between Immunome, Inc. (the “Company”) and Corleen Roche (the “Consultant”). The terms and conditions of the Consulting Agreement are hereby incorporated herein by reference. In the event of a conflict between any provision of the Consulting Agreement and any provision of this Task Order, the terms of the Consulting Agreement shall prevail, unless this Task Order expressly references the specific provision in the Consulting Agreement to be modified by this Task Order. All capitalized terms that are used but not defined in this Task Order shall have the respective meanings given to them in the Consulting Agreement.

1.             Description of Services. Provide advice and guidance requested by the Company from time to time with respect to the Company’s finance and accounting matters. In no event shall the Consultant expend more than 10 hours per week on the performance of Services without the prior written agreement of the Company and the Consultant (which may be done via email).

2.             Term of Task Order. This Task Order shall end upon expiration or sooner termination of the Agreement.

3.             Fee and Payment Schedule. $300/hour of Services rendered, billed in increments of not greater than one quarter of an hour. In addition to the requirements specified in the Agreement, each invoice shall include a reasonably detailed report of the hours expended and Services performed. In addition, as per (and subject to) the Separation Agreement entered into between the parties contemporaneously herewith, vesting of the outstanding stock options granted to the Consultant shall continue in accordance with the Consultant’s applicable option award agreements and the 2020 Equity Incentive Plan, as long as the Consultant is engaged hereunder. In addition, after the termination of the Consulting Period for any reason, Consultant shall have the time periods set forth in the Separation Agreement to exercise vested options.

4.             Additional Provisions/Modifications to Consulting Agreement. N/A

(Signature page follows.)

1

IN WITNESS WHEREOF, the parties hereto have duly executed this Task Order as of the date hereof.

IMMUNOME, INC.		CONSULTANT

By:	/s/ Clay Siegall, PhD	Corleen Roche
	Name: Clay Siegall, PhD	Consultant Name (print above)
Title: CEO

/s/ Corleen Roche
Consultant Signature (sign above)

2